UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

NASHUA CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	1-05492 (Commission File Number)	02-0170100 (I.R.S. Employer Identification No.)

11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063
(Address of principal executive offices)

(603) 880-2323
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On April 14, 2005, Nashua Corporation, a Massachusetts corporation (the “Registrant”), entered into a Seventh Amendment (the “Seventh Amendment”) to the Credit Agreement with Fleet National Bank, a Bank of America Company, and LaSalle Bank National Association to amend the Registrant’s Credit Agreement, dated March 1, 2002, as amended (the “Credit Agreement”). The Seventh Amendment increases the Revolving Commitment Amount under the Credit Agreement from $30 million to $35 million.

     The Seventh Amendment is attached to this Current Report on Form 8-K as Exhibit 4.1, and the information contained in the Seventh Amendment is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The disclosure contained in “Item 1.01 - Entry into a Material Definitive Agreement” of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NASHUA CORPORATION

Date: April 20, 2005	By	/s/ John L. Patenaude

John L. Patenaude
Vice President-Finance, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Seventh Amendment to Credit Agreement dated as of April 14, 2005, among Nashua Corporation, Fleet National Bank, a Bank of America Company, and LaSalle Bank National Association.